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                                                                   EXHIBIT 10.12


                              GEEG HOLDINGS, L.L.C.
                                2000 OPTION PLAN



                                    ARTICLE I

                                 PURPOSE OF PLAN

                  The 2000 Option Plan (the "Plan") of GEEG HOLDINGS, L.L.C. (the "Company"), adopted by the Company's Board of Directors effective as of August 1, 2000, is intended to advance the best interests of the Company by providing executives and other key employees of the Company or any Subsidiary (as defined below) who have substantial responsibility for the management and growth of the Company or any Subsidiary with additional incentives by allowing such employees to acquire an ownership interest in the Company. The Plan is a compensatory benefit plan within the meaning of Rule 701 under the Securities Act of 1933, as amended (the "Securities Act") and, unless and until Common Units (as defined below) are publicly traded, the issuance of purchase options ("Options") for Class A and Class B Common Units pursuant to the Plan and the issuance of Class A and Class B Common Units pursuant to such Options is intended to qualify for the exemption from registration under the Securities Act provided by Rule 701 except to the extent that such Options and Class A and Class B Common Units are issued to "accredited investors" (as defined in rule 501(a)(1), (2), (3) and (7) under the Securities Act.)


                                   ARTICLE II

                                   DEFINITIONS

                  For purposes of the Plan the following terms have the indicated meanings:

                  "Affiliate" means, when used with reference to a specified Person, any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). With respect to any Person who is an individual, "Affiliates" shall also include, without limitation, any member of such individual's Family Group.

                  "Board" means the Company's Board of Directors.

                  "Braden" means Braden Manufacturing, L.L.C., a Delaware limited liability company.

                  "Cause" means the occurrence of any one of the following as determined by the Board, (i) a material breach of the Participant's confidentiality, non-competition or non-solicitation covenants under his or her employment or other agreement with the Company or a
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Subsidiary of the Company or, in the absence of such an agreement, a material breach of the Company's or its Subsidiaries written policies on confidentiality or non-solicitation; (ii) the commission by such Participant of a felony, or any crime involving theft, dishonesty or moral turpitude; (iii) the commission by the Participant of act(s) or omission(s) which are willful and deliberate acts intended to harm or injure the business, operations, financial condition or reputation of the Company, any of the Company's Subsidiaries, any of the Company's equity holders, or any Affiliate of any of the foregoing; (iv) the Participant's disregard of the directives of the Board; (v) drunkenness or use of drugs which interferes with the performance of the Participant's duties for the Company or a Subsidiary of the Company, which drunkenness or use of drugs continues after receipt of notice to the Participant from the Company of his or her violations of this provision; or (vi) any attempt by the Participant to secure personal profit in connection with the business of the Company unless given prior written approval by unanimous consent of the Board.

                  "Class A Common Units" means the Company's Class A Common Units, as such term is defined in the Operating Agreement.

                  "Class B Common Units" means each of the Company's Class B Common Units, as such term is defined in the Operating Agreement.

                  "Closing Date" has the meaning set forth in the Agreement and Plan of Merger between the Company, Saw Mill Investments, LLC, the Parent and GEEG Acquisition, L.L.C., dated July 14, 2000.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

                  "Common Units" means each of the Class A Common Units and Class B Common Units.

                  "Cost" of any Class A or Class B Common Unit as of any Valuation Date means the exercise price of the Option as a result of the exercise of which such Class A or Class B Common Unit was issued, plus any other contributions or payments made to the Company prior to such Valuation Date, less all distributions made by the Company prior to such Valuation Date (other than Tax Allowance Amounts), in each case, with respect to such Class A or Class B Common Unit, as the case may be.

                  "Deltak" means Deltak, L.L.C., a Delaware limited liability company.

                  "Disability" means, with respect to any Participant, the inability, due to illness, accident, injury, physical or mental incapacity or other disability, of such Participant to carry out effectively his or her duties and obligations to the Company or any of its Subsidiaries or to participate effectively and actively as an employee of the Company or any of its Subsidiaries for a period of at least 90 consecutive days or for shorter periods aggregating at least 150 days (whether or not consecutive) during any twelve-month period, as determined in the judgment of the Board.

                  "Fair Market Value" of any Class A or Class B Common Unit as of any given date shall be as determined in good faith by the Board based on such factors as the members thereof, in


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the exercise of their reasonable business judgment, consider relevant; provided that in making such determination the Board shall assume that the Company and its businesses are sold as a going concern and then liquidated and shall not provide for any discounts based on the illiquidity or restrictions on transfer of the applicable Class A or Class B Common Units or the fact that the Class A or Class B Common Units being valued represent a minority interest in the equity of the Company.

                  "Family Group" means, with respect to any Person who is an individual, (i) such Person's spouse, former spouse and descendants (whether natural or adopted), parents and their descendants and any spouse of the foregoing persons (collectively, "relatives") or (ii) the trustee, fiduciary or personal representative of such Person and any trust solely for the benefit of such Person and/or such Person's relatives.

                  "Harvest" means Harvest Partners III, L.P.

                  "Harvest Fund Units" means (i) all of the Common Units and Preferred Units issued to the Parent as of the Closing Date (whether or not held by the Parent after the Closing Date), and (ii) all securities issued with respect to the Common Units or Preferred Units referred to in clause (i) above, by way of unit or distribution, or unit split or in connection with a combination of units or shares, recapitalization, merger, consolidation or other reorganization.

                  "IRR" means, with respect to a Sale of the Business, a Qualified Public Offering or a Qualified Recapitalization, the aggregate internal rate of return (i.e., the discount rate at which the net present value of the cash flows from the investments are equal to zero) with respect to all of the Harvest Fund Units based solely on (i) the net cash proceeds received by the holder or holders of such Harvest Fund Units as a result of such Sale of the Business, Qualified Public Offering or Qualified Recapitalization, as the case may be; (ii) the management fees received by Harvest Partners, Inc. from the Company and its Subsidiaries (including only the management fees received by Harvest Partners, Inc.) from and including the Closing Date hereof until the consummation of such Sale of the Business, Qualified Public Offering or Qualified Recapitalization (but excluding the $5 million payment Harvest Partners, Inc. will be paid at the Closing) and (iii) distributions received from the Company pursuant to Section 6.1 of the Operating Agreement (other than distributions of Tax Allowance Amounts) with respect to all of the Harvest Fund Units from and including the Closing Date until the consummation of such Sale of the Business, Qualified Public Offering or Qualified Recapitalization, all as determined in good faith by the Board; less (iv) the capital contributions made to the Company (including all capital contributions made to the Company by Harvest Partners, Inc. or its Affiliates on the Closing Date). Notwithstanding the foregoing, the net cash proceeds to be received by the holder or holders of such Harvest Fund Units as a result of such Qualified Public Offering shall include all amounts the then holders of such Harvest Fund Units would have received had such holders sold all of the applicable Harvest Fund Units in such Qualified Public Offering at the price per unit or share offered to the public (less all applicable discounts and commissions).

                  "Issued Units" means (i) all Class A or Class B Common Units issued upon the proper exercise of an Option and (ii) all equity securities issued with respect to the Class A or Class B Common Units referred to in clause
(i) above by way of unit distribution or unit split or in


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connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Class A or Class B Common Units. Unless provided otherwise herein or in the Participant's Option Agreement (as herein defined), Issued Units will continue to be Issued Units in the hands of any holder other than the Participant (except for the Company, purchasers pursuant to (i) a Public Sale occurring on or after the second anniversary following a Qualified Public Offering or (ii) a Sale of the Business and, in the case of clause (i) or (ii), their respective subsequent transferees), and each such transferee thereof will succeed to the rights and obligations of a holder of Issued Units hereunder.

                  "Measurement Date" means the date on which any taxable income resulting from the exercise of an Option is determined under applicable federal income tax law.

                  "Notice of Exercise Date" has the meaning set forth in Section 5.2(b).

                  "Operating Agreement" means the Limited Liability Company Agreement of the Company, dated as of August 1, 2000, as amended from time to time.

                  "Option Units" means (i) all Class A or Class B Common Units issuable upon the exercise of an Option and (ii) all units or shares of any other class of Common Units issuable upon the exercise of an Option as a result of an adjustment to such Option pursuant to any provision hereof.

                  "Options" has the meaning set forth in Article I.

                  "Parent" means GEEG Acquisition Holdings Corp.

                  "Participant" means any executive, key employee or director of the Company or any Subsidiary who has been selected to participate in the Plan by the Board.

                  "Permitted Transferee" has the meaning set forth in Section
5.9.

                  "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity or organization.

                  "Public Offering" means an underwritten public offering and sale of Common Units pursuant to an effective registration statement under the Securities Act; provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

                  "Public Sale" means the sale of Issued Units to the public pursuant to an offering registered under the Securities Act or, after the consummation of an initial Public Offering, to the public pursuant to the provisions of Rule 144 (or any similar rule or rules then in effect) under the Securities Act.



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                  "Qualified Public Offering" means any underwritten public
offering and sale by the Company of its common equity securities to the public pursuant to an effective registration statement under the Securities Act (other than an offering made in connection with a business acquisition or combination pursuant to a registration statement on Form S-4 or any similar form, or an employee benefit plan pursuant to a registration statement on Form S-8 or any similar form), but only if the aggregate gross proceeds received by the Company and/or its equityholders (before the deduction of underwriting discounts and expenses) in such underwritten public offering and sale or series of such sales in the aggregate are in excess of $100 million.

                  "Qualified Recapitalization" means (i) any recapitalization or reorganization of the Company or any dividend or other distribution to holders of equity securities of the Company, in each case, pursuant to which the equity holders of the Company receive in the aggregate in excess of $75,000,000 cash in any one year period (other than distributions of Tax Allowance Amounts), (ii) any Sale of Braden or (iii) any Sale of Deltak.

                  "Qualified Transaction" means any Sale of the Business, Qualified Public Offering or Qualified Recapitalization.

                  "Repurchase Notice" has the meaning set forth in Section
5.7(c).

                  "Repurchase Option" has the meaning set forth in Section
5.7(a).

                  "Sale of Braden" means any sale by the Company or any of its Subsidiaries of all or substantially all of the equity or assets of Braden (or any successor entity) to an Independent Third Party or affiliated group of Independent Third Parties.

                  "Sale of Deltak" means any sale by the Company or any of its Subsidiaries of all or substantially all of the equity or assets of Deltak (or any successor entity) to an Independent Third Party or affiliated-group of Independent Third Parties.

                  "Sale of the Business" shall mean any transaction or series of transactions (whether structured as a sale of Common Units and Preferred Units of the Company, merger, consolidation, reorganization, recapitalization, asset sale or otherwise), which, directly or indirectly, results in (i) the sale or transfer of all or substantially all of the assets (determined based on value on a consolidated basis) of the Company and its Subsidiaries to a Person or Persons other than Harvest or any of its Affiliates or (ii) the sale or transfer of a majority of the outstanding equity securities entitled to vote generally in the election of the Board of Directors of Parent and/or a majority of the outstanding equity securities entitled to vote generally in the election of the Board of Directors of the Company to a Person or Persons other than Harvest or any of its Affiliates.

                  "Senior Credit Agreement" means the Credit Agreement dated August 1, 2000 by and among Global Energy Equipment Group, L.L.C., the Company, DLJ Capital Funding, Inc., Bankers Trust Company, and the other parties thereto.

                  "Subordinated Debt Agreement" means the Senior Subordinated Loan Agreement dated August 1, 2000 by and among Global Energy Equipment Group, L.L.C. and the Lenders Parties thereto.



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                  "Subsidiary" means, with respect to any Person, any
corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director, managing member, manager or a general partner of such partnership, limited liability company, association or other business entity. Where not otherwise indicated, the term "Subsidiary" refers to a Subsidiary of the Company.

                  "Tax Allowance Amount" has the meaning set forth in the Operating Agreement.

                  "Termination Date" means, with respect to any Participant, the date that such Participant ceases to be employed by the Company or any of its Subsidiaries for any reason.

                  "Valuation Date" means, (i) with respect to any Repurchase Option, the date, if any, that the Company delivers a Repurchase Notice to a holder of Issued Units or (ii) with respect to any Put Right, the date, if any, that the holder(s) of Issued Units deliver a Put Notice to the Company.

                  "Withholding Amount" has the meaning set forth in Section 5.3(a).


                                  ARTICLE III

                                 ADMINISTRATION

                  The Plan shall be administered by the Board. Subject to the limitations of the Plan, the Board shall have the sole and complete authority to: (i) select Participants, (ii) grant Options to Participants in such forms and amounts and with such exercise price as it shall determine, (iii) impose such limitations, restrictions and conditions upon such Options as it shall deem appropriate, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules, procedures and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the Plan or in any Options granted under the Plan and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Board's reasonable determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other Persons. All expenses associated with the administration of the Plan shall be borne by the Company.




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                                   ARTICLE IV

                      LIMITATION ON AGGREGATE OPTION UNITS

                  The number of Class A or Class B Common Units with respect to which Options may be granted under the Plan shall not exceed, in the aggregate, 122,342, subject to adjustment in accordance with Sections 6.4 and 6.5. On or after the date hereof, the Board's non-binding intent is to grant (i) an aggregate number of "time vesting" Options exercisable for approximately 40% of the Common Units available for grant under the Plan and (ii) an aggregate number of "performance vesting" Options exercisable for approximately 60% of the Common Units available for grant under the Plan, in each case, subject to adjustment in accordance with Sections 6.4 and 6.5. To the extent any Options expire unexercised or are canceled, terminated or forfeited in any manner without the issuance of Common Units thereunder, the number of Common Units with respect to which such Options were granted shall again be available under the Plan. Similarly, if any Common Units issued hereunder upon exercise of the Options are repurchased hereunder, such Common Units shall again be available under the Plan for reissuance as Options.


                                    ARTICLE V

                                     AWARDS

                  5.1 Grant of Options. The Board may grant Options to Participants from time to time in accordance with this Article V. The Board shall determine the term of each Option, which term shall not exceed ten years from the date of grant of the Option.

                  5.2 Exercise Procedure; Effectiveness.

                  (a) Exercise Procedure. Options shall be exercisable, to the extent they are vested, by written notice to the Company (to the attention of the Company's Secretary) accompanied by payment in full of the applicable exercise price. Payment of such exercise price shall be made in cash (including check, bank draft, money order or wire transfer of immediately available funds) or to the extent permitted by the Board, may be made as follows: (i) by delivery of Common Units with an aggregate Fair Market Value equal to such exercise price, (ii) by appropriately reducing the number of Common Units issuable upon exercise of any Option, or (iii) any combination of the foregoing.

                  (b) Effectiveness of Exercise. Notwithstanding anything contained herein or in any Option Agreement (as defined herein) to the contrary, the effective date of any exercise of any Option shall be determined by the Board provided that in no event shall any such effective date be (i) any earlier than the last day of the Company's most recent fiscal quarter which ended prior to the date the applicable Participant gives notice of the exercise of such Option (the "Notice of Exercise Date") or (ii) any later than the last day of the Company's fiscal quarter during which the applicable Notice of Exercise Date occurs.



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                  5.3 Withholding Tax Requirements.

                  (a) Amount of Withholding. It shall be a condition of the exercise of any Option that the Participant exercising the Option make appropriate payment or other provision acceptable to the Company with respect to any withholding tax requirement arising from such exercise. The amount of withholding tax required, if any, with respect to any Option exercise (the "Withholding Amount") shall be determined by the Treasurer or other appropriate officer of the Company, and the Participant shall furnish such information and make such representations as such officer requires to make such determination.

                  (b) Withholding Procedure. The Company and/or any Affiliate are authorized to take whatever actions are necessary and proper to satisfy all obligations of Participants for the payment of all Federal, state, local and foreign taxes in connection with any Option, including, but not limited to the actions described herein. Each Participant shall, no later than the date as of which the value of the Option first becomes includible in the gross income of the Participant for income tax purposes, pay to the Company in cash, or make arrangements reasonably satisfactory to the Company, as determined in the Board's discretion, regarding payment to the Company of, any taxes of any kind required by law to be withheld with respect to the Common Units subject to such Option, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Notwithstanding the above, the Board may, in its discretion and pursuant to procedures approved by the Board, permit the Participant to (i) elect withholding by the Company of units otherwise deliverable to such Participant pursuant to his or her Option (provided, however, that the amount of any units so withheld shall not exceed the amount necessary to satisfy the Company's or any Affiliate's required tax withholding obligations using the minimum statutory withholding rates for Federal, state and local tax purposes, including payroll taxes, that are applicable to supplemental taxable income) and/or (ii) tender to the Company units owned by such Participant (or by such Participant and his or her spouse jointly) and acquired more than six (6) months prior to such tender in full or partial satisfaction of such tax obligations, based, in each case, on the Fair Market Value of the units on the payment date as determined by the Board.

                  5.4 Notification of Inquiries and Agreements. Each Participant and each Permitted Transferee (as herein defined) shall notify the Company in writing within 10 days after the date such Participant or Permitted Transferee
(i) first obtains knowledge of any Internal Revenue Service inquiry, audit, assertion, determination, investigation, or question relating in any manner to the value of Options granted hereunder; (ii) includes or agrees (including, without limitation, in any settlement, closing or other similar agreement) to include in gross income with respect to any Option granted under this Plan (A) any amount in excess of the amount reported on Form 1099 or Form W-2 to such Participant by the Company, or (B) if no such Form was received, any amount; and/or (iii) exercises, sells, disposes of, or otherwise transfers an Option acquired pursuant to this Plan. Upon request, a Participant or Permitted Transferee shall provide to the Company any information or document relating to any event described in the preceding sentence which the Company (in its sole discretion) requires in order to calculate and substantiate any change in the Company's tax liability as a result of such event.



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                  5.5 Conditions and Limitations on Exercise. At the discretion of the Board, exercised at the time of grant, Options may vest, in one or more installments, upon (i) the fulfillment of certain conditions, (ii) the passage of a specified period of time, and/or (iii) the achievement by the Company or any Subsidiary of certain performance goals. In the event of a proposed Sale of the Business, the Board may provide, in its discretion, by written notice to each applicable Participant, that any or all Options shall become immediately vested and that any or all Options shall terminate if not exercised as of the date of such Sale of the Business or any other designated date (the "Designated Date") or that any such Options shall thereafter represent only the right to receive such consideration as the Board shall deem equitable in the circumstances based on the difference between the consideration to be received in connection with such Sale of the Business and the exercise price of any such Options.

                  5.6 Expiration of Options.

                  (a) Normal Expiration. In no event shall any part of any Option be exercisable after the stated date of expiration thereof.

                  (b) Early Expiration Upon Termination of Employment. Except to the extent expressly provided in any Option Agreement (as defined herein), any part of any Option that was not vested on a Participant's Termination Date shall expire and be forfeited on such date, and any part of any Option that was vested on the Termination Date shall also expire and be forfeited to the extent not theretofore exercised on the ninetieth (90th) day following the Termination Date (180 days if the Termination Date occurs as a result of the death of a Participant), but in no event after the stated date of expiration thereof.

                  5.7 Right to Purchase Issued Units Upon Termination of Employment.

                  (a) Repurchase Right. If a Participant ceases to be employed by the Company or any of its Subsidiaries, for any reason, then such Participant's Issued Units (whether held by such Participant or one or more transferees and including any Issued Units acquired subsequent to such termination of employment) will be subject to repurchase by the Company, in the Company's sole discretion, pursuant to the terms and conditions set forth in this Section 5.7 (the "Repurchase Option").

                  (b) Repurchase Price.

                           (i) Upon the termination of a Participant's employment with the Company and its Subsidiaries for Cause at any time or due to the Participant's resignation before August 1, 2004, the Company will have the right to purchase Issued Units for an amount equal to (x) the lesser of Cost or the Fair Market Value of such Issued Units as of the Valuation Date, less (y) the amount of any cash distributed by the Company (other than Tax Allowance Amounts) with respect to such unit between the Valuation Date and the closing of such repurchase.

                           (ii) Upon the termination of the Participant's employment with the Company or a Subsidiary due to the Participant's death or Disability, the Company will


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         have the right to purchase the Issued Units for an amount equal to the
         Fair Market Value of such Issued Unit as of the Valuation Date less the amount of cash distributed by the Company (other than Tax Allowance Amounts) with respect to such unit between the Valuation Date and the closing of such repurchase.

                           (iii) Upon the termination of the Participant's employment with the Company or a Subsidiary without Cause or due to the Participant's resignation for any reason on or after August 1, 2004, the Company will have the right to purchase the Issued Units for an amount equal to the Fair Market Value of such Issued Units as of the Valuation Date, less the amount of cash distributed by the Company (other than Tax Allowance Amounts) with respect to such unit between the Valuation Date and the date of such repurchase; provided that such repurchase shall not take place, and a Repurchase Notice shall not be delivered to a holder of Issued Units until six months have elapsed from the date the Issued Units were acquired upon the exercise of the Options.

                           (iv) The Company will pay for the Issued Units by check or checks payable to the holder(s) of such Issued Units in an aggregate cash amount of up to $1,000,000 with respect to the Issued Units and all other units of the Company held by the Participant and his or her transferees. In the event the payment exceeds $1,000,000, the Company will issue a subordinated note payable to such holder(s) in equal installments over five years bearing interest at the rate of 6% per annum for an amount equal to the excess; provided that such note shall be in form and substance satisfactory to the Company, the Participant and the Company's lenders.

                  (c) Repurchase Procedures. The Repurchase Option is exercisable by the Company delivering written notice (the "Repurchase Notice") to the holder or holders of the applicable Issued Units during the period beginning on the applicable Termination Date and ending on the later of (x) the date 240 days after the applicable Termination Date and (y) the date 180 days after the date that all Options granted to the applicable Participant have either expired or been exercised. The Repurchase Notice will set forth the number of units or shares of Issued Units to be acquired from such holder(s), the aggregate consideration to be paid for such holder's Issued Units and the time and place for the closing of the transaction. If any Issued Units are held by any transferees of the applicable Participant, the Company will purchase such Issued Units elected to be purchased from such holder(s) of Issued Units and issue its note, pro rata according to the number of Issued Units held by such holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest unit).

                  (d) Closing. The closing of the transactions contemplated by this Section 5.7 will take place on the date designated by the Company in the Repurchase Notice, which date will not be more than 60 days after the delivery of such notice. The Company will pay for any Issued Units to be purchased by the Company pursuant to the Repurchase Option as specified in Section 5.7(b)(iv) hereof. Notwithstanding anything to the contrary contained herein, all repurchases of Issued Units by the Company will be subject to applicable restrictions contained under Delaware law and in the Company's and its Subsidiaries' debt and equity financing agreements including, but not limited to, the Senior Credit Agreement and the Subordinated Debt Agreement. If any such restrictions prohibit the repurchase of Issued Units pursuant to this Section
5.7 which the


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Company is otherwise entitled to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions and all restrictions on the transfer of Issued Units in effect on the date such repurchase right arose shall remain in effect until 15 days after the end of the period in which the Company is permitted to make such repurchases. The Company will receive customary representations and warranties from each seller regarding the sale of Issued Units, including, but not limited to, the representation that such seller has good and marketable title to such Issued Units to be transferred free and clear of all liens, claims and other encumbrances.

                  (e) Termination of Repurchase Right. Notwithstanding anything contained herein to the contrary, the Company shall not have a Repurchase Option with respect to any Issued Units issued to or on behalf of a Participant who ceases to be employed by the Company or any of its Subsidiaries after the consummation of a Qualified Public Offering.

                  5.8 Right to Put Issued Units.

                  (a) Put Right. If any Participant ceases to be employed by the Company or any of its Subsidiaries due to such Participant's death or Disability, then the Executive, or in the event of his death, his executor or administrator, have the right (the "Put Right") to require the Company to purchase all of the Issued Units then held by all (and not less than all) of such holder(s) (other than any Issued Units for which the Company has exercised its Repurchase Option) pursuant to the terms and conditions set forth in this
Section 5.8.

                  (b) Put Price. Each Issued Unit purchased pursuant to the Put Right will be purchased at a price per unit or share equal to the Fair Market Value of such Issued Unit as of the Valuation Date, less the amount of any cash distributed by the Company (other than Tax Allowance Amounts) with respect to such unit between the Valuation Date and the closing of such repurchase. The price of Employee Units purchased pursuant to the Put Right with respect to any Executive and his transferees will be paid to the Executive on the closing of such repurchase in an aggregate cash amount of up to $1,000,000. In the event the payment exceeds $1,000,000, the Company has the option to enter into a subordinated note payable in equal installments over five years bearing interest at the rate of 6% per annum for an amount equal to the excess or any portion thereof or to pay all or any portion of the excess in cash; provided that such note shall be in form and substance satisfactory to the Company, the Participant and Company's lenders.

                  (c) Put Procedures. The Put Right is exercisable by the holder(s) of the applicable Issued Units delivering written notice (the "Put Notice") to the Company during the period beginning on the date 241 days after the applicable Termination Date and ending of the date 300 days after the applicable Termination Date or, if the period for delivering the Company's Repurchase Notice in Section 5.7(c) (the "Repurchase Notice Period") has not yet ended on the date 241 days after the applicable Termination Date, during the period of 60 days after the end of the Repurchase Notice Period. The Put Notice will set forth the number of units or shares of each class or type of Issued Units to be sold by the holder(s). If any Issued Units are held by any transferees of the applicable Participant, the Company will purchase such Issued Units elected to be purchased from such holder(s) of Issued Units and issue its note, pro rata according to the number of Issued Units held by such holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest unit).

                  (d) Closing. The closing of the transactions contemplated by this Section 5.8 will take place on a date designated by the Company which date will not be more than the date 60 days after the delivery of the applicable Put Notice (such date, the "Latest Closing Date"). Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Issued Units by the Company will be subject to applicable restrictions contained in the Delaware law and in the Company's and its Subsidiaries' debt and equity financing agreements. If any such restrictions prohibit the repurchase of units or shares of Issued Units pursuant to this Section 5.8 which the Company is otherwise required to make, the Company shall make such repurchases as soon as it is permitted to do so under such restrictions and all restrictions on the transfer of Issued Units in effect on the date such repurchase right arose shall remain in effect until 15 days after the end of the period in which the Company is permitted to make such repurchases; provided that if such restrictions prohibit the repurchase of any Issued Units required to be repurchased pursuant to this Section 5.8, then, at such time as the Company is permitted to make such repurchase, the applicable Aggregate Put Price with respect to such Issued Units shall be increased to the greater of (x) the amount equal to the applicable Aggregate Put Price as of the applicable Latest Closing Date, plus interest at a rate of 8% per annum during the period beginning on the date of such Latest Closing Date and ending on the date such Issued Units are actually repurchased by the Company (such date, the "Repurchase Date"), and (y) the amount equal to the Fair Market Value of such Issued Units assuming that the Valuation Date is a date approximately 60 days prior to such Repurchase Date less, in either the case of (x) or (y), the amount of any cash distributed by the Company (other than Tax Allowance Amounts) with respect to such Issued Units between the Valuation Date and the Closing of such repurchase. Also, to the extent that, by the applicable Latest Closing Date, the Company cannot or does not repurchase the applicable Issued Units hereunder after proper exercise of the Put Right, then the applicable Participant can, at his option, rescind his exercise of the Put Right at any time. The Company will receive customary representations and warranties from each seller regarding the sale of Issued Units, including, but not limited to, the representation that such seller has good and marketable title to such Issued Units to be transferred free and clear of all liens, claims and other encumbrances.

                  (e) Termination of Put Right. The provisions of this Section
5.8 will terminate at the time of the consummation of a Qualified Public
Offering.

                  5.9 Restrictions on Transfer of Issued Units. No Participant will sell, pledge, transfer or otherwise dispose of (a "Transfer") any interest in any Issued Units, except, subject to any additional limitations contained in
Article IX of the Operating Agreement, (i) pursuant to the provisions of Sections 5.7, 5.8 or 5.11 hereof, (ii) in Public Sales occurring on or after the second anniversary following a Qualified Public Offering, (iii) pursuant to applicable laws of descent and distribution, or (iv) among such Participant's Family Group; provided that the restrictions contained in this Section 5.9 will continue to be applicable to Issued Units after any Transfer of the type referred to in clause (iii) or (iv) above and, as a condition to any such Transfer, the transferees of such Issued Units must agree in writing to be bound by the provisions of this Plan; Notwithstanding the foregoing, while a Participant is employed by the Company or its Affiliates and thereafter, until the latest of the date (x) the Company's Repurchase Option pursuant to

Section 5.7 hereof expires, (y) where applicable, the Participant's Put Right pursuant to Section 5.8 hereof (or that of his executors or administrators in the event of his death) expires and (z) 15 days after any restrictions on repurchase of Issued Units by the Company referred to in Section 5.7(d) or 5.8(d), whichever is applicable, expire, a Participant may only transfer Issued Units pursuant to clause (i), (iii) or (iv) hereof. Any transferee of Issued Units pursuant to a Transfer in accordance with clause (iii) or (iv) above is herein referred to as a "Permitted Transferee." Upon the proposed Transfer of any Issued Units pursuant to clause (iii) or (iv) above, such Participant or such Permitted Transferee Transferring such Issued Units will deliver a written notice (a "Transfer Notice") to the Company, which discloses in reasonable detail the identity of the Permitted Transferee(s). The restrictions in this
Section 5.9 are in addition to any restrictions in the Operating Agreement.

                  5.10 Additional Restrictions on Transfer. No holder of Issued Units may Transfer any Issued Units (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company (which counsel will be reasonably acceptable to the Company) that registration under the Securities Act is not required in connection with such Transfer.

                  5.11 Sale of the Business.

                  (a) At the written request of Harvest, each Participant agrees to vote all of his or her Issued Units at a special or annual meeting of Members or by written consent in lieu of a meeting in favor of, and, if applicable, shall sell the pro rata amount of the Issued Units sold in connection with, a Sale of the Business; provided, however, that in connection with the consummation of such Sale of the Business, each Participant will be entitled to receive the same form and amount of consideration, with respect to each Issued Unit sold in such Sale of the Business. In order to effect the foregoing covenant, each Participant hereby grants to Harvest with respect to all of such Participant's Issued Units an irrevocable proxy (which is deemed to be coupled with an interest) for the term of this Agreement with respect to any member vote or action by written consent solely to effect such Sale of the Business.

                  (b) The Company and each Participant each hereby agree to cooperate fully (including by waiving any appraisal rights to which any Participants may be entitled under applicable law and each Participant does hereby waive all such appraisal rights) with Harvest and the purchaser in any such Sale of the Business and, to execute and deliver all documents (including purchase agreements) and instruments as Harvest and such purchaser request to effect such Sale of the Business including, without limitation, (i) the making of all representations and warranties, and (ii) the granting of all indemnifications and the execution of all agreements (including, without limitation, participating in any escrow arrangements to the extent of their respective pro rata amount) and similar arrangements (including any purchase price adjustments) agreed to by Harvest, the Company or any of its Subsidiaries; provided, however, that any representations and warranties to be made by the Participants in connection with such Transfer shall be made on a several, and not on a joint and several, basis and any indemnification obligation to be made by each Participant participating in such transfer to the transferee shall be limited to the lesser of the proceeds received by such Participant from the purchaser and such Participant's pro rata amount of the total indemnification obligation to be made by all parties participating in such transfer. Each Participant agrees that upon such Sale of the Business such Participant shall receive its pro rata amount of the net proceeds (taking into account any transaction costs and expenses incurred by Harvest in connection with such Sale of the Business) and such sale shall be on the same terms and conditions as afforded to Harvest.

                  (c) Notwithstanding anything in this Section 5.11 to the contrary, there shall be no liability on the part of Harvest (or its respective Affiliates and permitted transferees) to any other Participant in the event no Issued Units are sold even if the provisions of this Section 5.11 have been triggered.

                  (d) It is understood and agreed that in consideration of investment banking services provided by an investment banking group (including Harvest or any of its Affiliates), a reasonable fee may be paid in an amount that is customary and equivalent to a fee arrangement negotiated on an "arms-length" basis.


                                   ARTICLE VI

                               GENERAL PROVISIONS

                  6.1 Written Agreement. Each Option granted hereunder shall be embodied in a written agreement (the "Option Agreement") which shall be signed by the Participant to whom the Option is granted and shall be subject to the terms and conditions set forth herein.

                  6.2 Listing, Registration and Legal Compliance. If at any time the Board determines, in its discretion, that the listing, registration or qualification of the units or shares subject to Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition to or in connection with the granting of Options or the purchase or issuance of units or shares thereunder, no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The holders of such Options will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other Persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Board may at any time impose any limitations upon the exercise of Options that, in the Board's discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Board may, in its discretion and without the consent of the holder of any such Option, so reduce such period on not less than 15 days' written notice to the holders thereof.

                  6.3 Options Not Transferable. Options (including the right to receive Options Units) may not be Transferred or assigned by the Participant to whom they were granted, other than by will or the laws of descent and distribution and, during the lifetime of such Participant, Options may be exercised only by such Participant (or, if such Participant is incapacitated, by such

Participant's legal guardian or legal representative). In the event of the death of a Participant, the exercise of Options which are vested on the date of death or become vested after the date of death, may be made only by the executor or administrator of such Participant's estate or the Person or Persons to whom such Participant's rights under the Options pass by will or the laws of descent and distribution.

                  6.4 Organic Change. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction which is effected in such a way that holders of Common Units are entitled to receive (either directly or upon subsequent liquidation) units, stock, securities or assets with respect to or in exchange for Common Units is referred to herein as an "Organic Change." Except as otherwise provided herein, after the consummation of any Organic Change, each Option shall thereafter be exercisable for, rather than the applicable Options Units immediately theretofore acquirable and receivable upon exercise of such Option, such units or shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for the number and class of Options Units immediately theretofore acquirable and receivable upon exercise of such Option had such Organic Change not taken place. Notwithstanding the foregoing, in the event of any proposed Organic Change, the Board may, in its discretion and subject to the payment by the Company to the then holders of Options of such consideration, if any, as the Board shall deem equitable in the circumstances, terminate the Options by written notice to the then holders of the Options.

                  6.5 Adjustment for Change in Common Units. In the event of a recapitalization, reorganization, unit or stock split, unit or stock dividend, combination of units or shares, consolidation, merger or other change in any class of Common Units, the Board may, in order to prevent the dilution or enlargement of rights under the Plan or outstanding Options, adjust (1) the number and type of units or shares or other consideration as to which options may be granted under the Plan, (2) the number and type of units or shares covered by outstanding Options, (3) the exercise prices specified therein and
(4) other provisions of this Plan which specify a number of units or shares, all as such Board determines to be appropriate and equitable.

                  6.6 Rights of Participants. Nothing in the Plan shall (i) interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time (with or without cause), or
(ii) confer upon any Participant any right to continue in the employ of the Company or any Subsidiary for any period of time or to continue to receive such Participant's current (or other) rate of compensation. No employee of the Company or any of its Subsidiaries shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

                  6.7 Amendment, Suspension and Termination of Plan. The Board may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board may deem advisable; provided, however, that no such amendment shall be made without equityholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Units are listed, and no such amendment, suspension or termination shall impair the right of Participants under outstanding Options without the consent of the Participants affected thereby. No Options shall be granted hereunder after the tenth anniversary of the adoption of the Plan.

                  6.8 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Board, the members of the Board and the Board shall be indemnified by the Company against
(i) all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted under the Plan, and (ii) all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided, however, that any such Board member shall be entitled to the indemnification rights set forth in this Section
6.8 only if such member (1) acted in good faith and in a manner that such member reasonably believed to be in, and not opposed to, the best interests of the Company, and (2) with respect to any criminal action or proceeding, (A) had no reasonable cause to believe that such conduct was unlawful, and (B) upon the institution of any such action, suit or proceeding a Board member shall give the Company written notice thereof and an opportunity to handle and defend the same before such Board member undertakes to handle and defend it on his own behalf.

                  6.9 Restricted Securities. All Common Units issued upon the exercise of any Options issued pursuant to the terms of this Plan shall constitute "restricted securities," as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, and may not be Transferred except in compliance with the registration requirements of the Securities Act or an exemption therefrom.